UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2018 (October 22, 2018)

HealthStream, Inc.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	000-27701	621443555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 10th Ave. South, Suite 450, Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615-301-3100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 22, 2018, HealthStream, Inc. (the “Company”) issued a press release announcing results of operations for the third quarter ended September 30, 2018, and updated guidance for the full year 2018, the text of which is set forth in Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upcoming Resignation of Gerard M. Hayden, Jr. as Chief Financial Officer and Senior Vice President of the Company

On October 22, 2018, Gerard M. Hayden, Jr., Chief Financial Officer and Senior Vice President of the Company, provided notice to the Company that he will resign as an officer of the Company following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2018, which resignation is expected to occur in March 2019. Mr. Hayden’s resignation is not the result of any disagreement with management, the Company or its operations, policies or practices.  Following the effective time of Mr. Hayden’s resignation, it is contemplated that Mr. Hayden will remain available to assist the Company as a Senior Executive Advisor, the terms of which arrangement have not yet been determined.

A copy of the press release announcing the Company’s results of operations for the third quarter ended September 30, 2018, which discloses the upcoming resignation of Mr. Hayden, is attached hereto as Exhibit 99.1.

Appointment of Scott A. Roberts as Interim Chief Financial Officer of the Company

The Company announced on October 22, 2018, that Scott A. Roberts, the Company’s Vice President, Accounting & Finance, will become interim Chief Financial Officer of the Company effective concurrently with the upcoming resignation of Mr. Hayden as set forth above.

Mr. Roberts, age 42, joined the Company in January 2002, as Assistant Controller.  During the last five years, he served as Controller prior to being appointed as the Company’s Vice President, Accounting & Finance, in January 2015.  Mr. Roberts earned a Bachelor of Business Administration in Accounting from Middle Tennessee State University.

Mr. Roberts is not a party to any material plan, contract or arrangement with the Company entered into in connection with this appointment, and Mr. Robert’s compensation as interim Chief Financial Officer has not yet been determined.

A copy of the press release announcing the Company’s results of operations for the third quarter ended September 30, 2018, which discloses the appointment of Mr. Roberts, is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure

On October 22, 2018, the Company issued a press release announcing results of operations for the third quarter ended September 30, 2018, and updated guidance for the full year 2018, the text of which is set forth in Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1*	Press release dated October 22, 2018

*	Furnished herewith.

Exhibit Index

Exhibit Number	Description
99.1*	Press release dated October 22, 2018

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HealthStream, Inc.

Date: October 22, 2018	By:	/s/ Gerard M. Hayden, Jr.
Gerard M. Hayden, Jr.
Chief Financial Officer